No.	RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.	Shares
Incorporated under the Laws of the State of Texas

CUSIP NO. 75966V 10 5

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                                     IS THE OWNER OF                                                                                                                                                                 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $1.00 PER SHARE OF Renaissance Capital Growth & Income Fund III, Inc. (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued, and shall be held, subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and all amendments (copies of which are on file in the principal office of the Corporation) to all of which the holder by the acceptance hereof expressly assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
Secretary		President
COUNTERSIGNED AND REGISTERED:	CORPORATE SEAL 1994 TEXAS

Transfer Agent and Registrar

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian
TEN ENT	as tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right of		Under Uniform Gifts to Minors
	survivorship and not as tenants		Act:
	in common			(State)

Additional Abbreviations may also be used though not in the above list.

For Value Received,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                       Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.